UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2010

INTERNATIONAL CCE INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-167067	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 14, 2010, International CCE Inc. completed an offering of $475,000,000 aggregate principal amount of 2.125% Notes due 2015 (the “2015 Notes”) and $525,000,000 aggregate principal amount of 3.500% Notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Notes”). Copies of the underwriting agreement and terms agreement are attached hereto as Exhibit 1.1, the form of Notes for the 2015 Notes and for the 2020 Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, the legality opinion dated September 14, 2010 of John R. Parker, Jr., General Counsel to International CCE Inc. provided in connection with the offering of the Notes is attached hereto as Exhibit 5.1, and the tax opinion of Shearman & Sterling LLP dated September 14, 2010 provided in connection with the offering of Notes is attached hereto as Exhibit 8.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

1.1	Underwriting Agreement and Terms Agreement.

4.1	Form of 2.125% Notes due 2015.

4.2	Form of 3.500% Notes due 2020.

5.1	Legality Opinion dated September 14, 2010 of John R. Parker, Jr., General Counsel to International CCE Inc.

8.1	Tax Opinion dated September 14, 2010 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., General Counsel to International CCE Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL CCE INC.
(Registrant)

By:	/S/ JOHN R. PARKER, JR.
Name:	John R. Parker, Jr.
Title:	Senior Vice President, General Counsel and Strategic Initiatives

Date: September 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement and Terms Agreement.

4.1	Form of 2.125% Notes due 2015.

4.2	Form of 3.500% Notes due 2020.

5.1	Legality Opinion dated September 14, 2010 of John R. Parker, Jr., General Counsel to International CCE Inc.

8.1	Tax Opinion dated September 14, 2010 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., General Counsel to International CCE Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).